Exhibit 5.1

KUTAK ROCK LLP

THE OMAHA BUILDING

1650 FARNAM STREET

OMAHA, NEBRASKA 68102-2186

402-346-6000

Facsimile 402-346-1148

www.kutakrock.com

May 15, 2013

NexCore Companies LLC

1621 18th Street, Suite 250

Denver CO 80202

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for NexCore Companies LLC, a Delaware limited liability company (the “Company”), in connection with the filing of a Registration Statement on Form S-4 (file no. 333-187420) (the “Registration Statement”) under the Securities Act of 1933, as amended, with respect to the registration of an aggregate of up to 5,100,000 Common Units of the Company (the “Common Units”). This opinion is being furnished in accordance with Item 601(b)(5)(i) of Regulation S-K.

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Common Units are issued as described in the Registration Statement, the Common Units will be validly issued and holders of the Common Units will have no obligation to make payments or contributions to the Company or its creditors solely by reason of their ownership of the Common Units.

We do not express any opinion herein concerning any law other than the Delaware Limited Liability Company Act. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

/s/ Kutak Rock LLP